EXHIBIT 23
                                                       PITTWAY CORPORATION
                                                         DECEMBER 31, 1996

                                                                 FORM 10-K



                 CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35168, 33-54753 and 333-12615) of Pittway Corporation of our report dated February 19, 1997 appearing on page 45 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of this Form 10-K.




/s/ Price Waterhouse LLP
Price Waterhouse LLP




Chicago, Illinois
March 27, 1997